Exhibit 10.5
RESTRICTED STOCK GRANT AGREEMENT
1.            Grant of Award. The Compensation Committee (the “Committee”) of the Board of Directors of World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to John P. Rau (the “Participant”), effective as of May 10, 2014 (the “Grant Date”), 9,023 shares (the “Restricted Stock”) of the Company’s common stock, par value US$0.01 per share (the “Shares”). The shares of Restricted Stock have been granted under the Company’s 2006 Omnibus Plan, as amended and restated (the “Plan”), which is incorporated herein for all purposes, and the grant of Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.

2.            Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement, shall have the meaning set forth in the Plan.

(a)          “Cause” means:

(i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary;
(ii) any violation or breach by the Participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary, if any;
(iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary;
(v) any violation or breach by the Participant of the Company’s Code of Corporate Conduct and Ethics or any other Company policy;
(v) any act by the Participant of dishonesty or bad faith with respect to the Company or any Subsidiary;
(vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance; or
(vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary.

The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder. Notwithstanding the foregoing, the definition of “Cause” shall, following a

Change of Control, be modified so that (x) clause (i) shall no longer be applicable, (y) the Participant shall not be terminated for Cause pursuant to clause (ii), (iii) or (iv) unless the applicable violation or breach is material and (z) the Participant shall not be terminated for Cause pursuant to clause (vii) for applicable acts that do not constitute misdemeanors or crimes.

(b)          “Disability” means the inability of the Participant, due to illness, accident or any other physical or mental incapacity, to perform his or her employment duties for the Company and its Subsidiaries for an aggregate of one hundred eighty (180) days within any period of twelve (12) consecutive months.

(c)          “Good Reason” means within the two (2) year period following a Change of Control:

(i) any reduction in, or failure to pay, the Participant’s base salary, other than a reduction or failure that is remedied by the Company within 15 days after notice thereof given by the Participant; or
(ii) the Company’s requiring the Participant to be based at any office or location outside of Miami-Dade or Broward County, Florida, except for travel reasonably required in the performance of the Participant’s responsibilities, consistent with the Participant’s position.

Notwithstanding anything to the contrary contained herein, the Participant shall not be entitled to terminate employment and be eligible to vest in the portion of the Restricted Stock described in Section 3(b)(iii) of this Agreement as the result of the occurrence of any event of the foregoing events unless, within 90 days following the occurrence of such event, the Participant provides written notice to the Company of the occurrence of such event, which notice sets forth the exact nature of the event and the conduct required to cure such event. The Company will have 30 days from the receipt of such notice (such period, the “Cure Period”) within which to cure the circumstances giving rise to Good Reason. If, during the Cure Period, such event is remedied, then the Participant shall not be permitted to terminate employment and be eligible to vest in the portion of the Restricted Stock described in Section 3(b)(iii) of this Agreement as a result of such Good Reason. If, at the end of the Cure Period, the circumstances giving rise to Good Reason have not been remedied, the Participant shall be entitled to terminate employment as a result of such Good Reason during the 45 day period that follows the end of the Cure Period. If the Participant does not terminate employment during such 45 day period, the Participant shall not be permitted to terminate employment and be eligible to vest in the portion of the Restricted Stock described in Section 3(b)(iii) of this Agreement as a result of such Good Reason.
(d)          “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

3.            Vesting and Forfeiture of Shares of Restricted Stock.
(a)          Subject to the provisions of this Section 3, if the Participant is continuously employed by the Company or any Subsidiary from the Grant Date through and until the dates (each, a “Vesting Date”) set forth in the vesting schedule attached hereto as Exhibit A (the “Vesting Schedule”), then the Restricted Stock shall become vested as set forth in the Vesting Schedule on the applicable Vesting Date. Except as otherwise provided in this Section 3, there shall be no proportionate or partial vesting of the Restricted Stock prior to the applicable Vesting Date.
(b)          The vesting of the Restricted Stock shall be accelerated if and to the extent provided in this Section 3(b):
(i)            The Restricted Stock shall immediately vest upon the occurrence of a Change of Control of the Company while the Participant is employed by the Company or any Subsidiary. Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes the Restricted Stock as of the date of the Change of Control, then the vesting of the Restricted Stock that are assumed or substituted shall not be so accelerated as a result of such Change of Control. For this purpose, the Restricted Stock shall be considered assumed or substituted only if (1) the Restricted Stock that is assumed or substituted vests at the times that such Restricted Stock would vest pursuant to this Agreement, and (2) following the Change of Control, the Restricted Stock will be converted into shares of common stock of the successor company or its parent or subsidiary substantially equal in fair market value (on a per share basis) to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(ii)           In the event that the Participant’s employment with the Company and its Subsidiaries is terminated due to the Participant’s death or Disability prior to the Vesting Date and (A) prior to a Change of Control, the Participant shall immediately vest upon the Termination Date in a pro-rated portion of the Restricted Stock determined in accordance with Section 3(c) hereof, and the balance of the Restricted Stock shall be immediately forfeited upon the Termination Date, or (B) following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Restricted Stock to the extent unvested as of the Termination Date. The Restricted Stock that vests on the Termination Date following a Change of Control pursuant to Section 3(b)(ii)(B) hereof shall become transferable.
(iii)          (A) Except as otherwise set forth in this Section 3(b)(iii), in the event that the Participant’s employment with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or by the Participant for Good Reason prior to the Vesting Date and (x) prior to a Change of Control, the Participant shall immediately become eligible to vest upon the Termination Date in a pro-rated portion of the Restricted Stock determined in accordance with Section 3(c)

hereof, and the balance of the Restricted Stock shall immediately be forfeited upon the Termination Date, or (y) following a Change of Control, the Participant shall immediately become eligible to vest upon the Termination Date in the Restricted Stock to the extent unvested as of the Termination Date. Notwithstanding the foregoing, the Restricted Stock that would otherwise vest pursuant to this Section 3(b)(iii) shall be forfeited in the event that the Participant (I) fails to execute a separation agreement substantially in the form attached hereto as Exhibit “B” (the “Separation Agreement”), within 50 days following the Termination Date, (II) rescinds such Separation Agreement pursuant to the terms thereof or (III) engages in conduct that constitutes a breach of the Separation Agreement. The Restricted Stock that becomes eligible to vest on the Termination Date following a Change of Control pursuant to Section 3(b)(iii)(A)(y) hereof will vest immediately upon a termination described in this Section 3(b)(iii)(A) and shall become transferable.
(B)          All Restricted Stock that shall become eligible to vest in accordance with Section 3(b)(iii)(A) hereof shall be subject to applicable tax withholding and reporting requirements in connection with the termination of the Participant’s employment. All Shares resulting from vesting of Restricted Stock prior to a Change of Control pursuant to Section 3(b)(iii)(A)(x), other than any Shares that the Company determines to withhold pursuant to Section 7 hereof in order to satisfy applicable tax withholding requirements or that the Company permits a Participant to tender to the Company pursuant to Section 7 in order to satisfy such applicable tax withholding requirements (all such Shares that are not so withheld or tendered, the “Remaining Shares”), shall remain subject to the restrictions set forth in the Separation Agreement during the period (the “Restricted Period”) ending on the later of (1) the next applicable Vesting Date following the Termination Date and (2) second anniversary of the Termination Date (the last day of such Restricted Period, the “Restriction Lapse Date”). Accordingly, prior to the Restriction Lapse Date, neither the Participant nor any of the Participant’s creditors or beneficiaries will have the right to subject the Remaining Shares to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hedge, exchange, attachment or garnishment or any similar transaction. In the event that the Participant breaches any term of the Separation Agreement, which is incorporated herein by reference, during the Restricted Period, all outstanding Remaining Shares shall be forfeited and canceled.
(C)         In the event that the Participant dies during the Restricted Period, all the transfer restrictions set forth in Section 3(b)(iii) of this Agreement shall lapse as of the date of the Participant’s death. In the event of a Change of Control, the transfer restrictions set forth in Section 3(b)(iii) of this Agreement shall, to the extent determined by the Company in its sole discretion, lapse as of the effective date of the Change of Control.
(D)         Nothing in this Section 3 or this Agreement shall be deemed to limit or modify the non-competition, confidentiality or non-solicitation restrictions that the Participant is already subject to, which restrictions shall continue to be separately enforceable in accordance with their terms.
(c)          For purposes of clauses (b)(ii) and (b)(iii), the pro-rated portion shall be calculated by multiplying the number of shares of Restricted Stock by a fraction, the numerator of which shall be the number of days which have elapsed between the Grant Date and the Termination Date, and the denominator of which shall be the total number of days between the Grant Date and the final Vesting Date set forth in the Vesting Schedule; provided, however, that if the Termination Date occurs after any Vesting Date set forth in the Vesting Schedule, then the pro-rated portion shall be reduced by the number of shares of Restricted Stock that vested prior to the Termination Date in accordance with the Vesting Schedule.
(d)          In the event that the Participant’s employment with the Company or any Subsidiary is terminated prior to the applicable Vesting Date for any reason other than the Participant’s death or Disability, by the Company without Cause or by the Participant for Good Reason, then the Participant shall immediately forfeit all of the unvested Restricted Stock. Termination of employment with the Company to accept immediate re-employment with a Subsidiary, or vice-versa, or termination of employment with a Subsidiary to accept immediate re-employment with a different Subsidiary, shall not be deemed termination of employment for purposes of this Section 3.
4.            Issuance of Shares of Restricted Stock; Adjustment.
(a) Issuance. The shares of Restricted Stock granted under this Agreement shall be evidenced in such manner as the Committee may deem appropriate, including issuance of one or more stock certificates or book-entry registration. Any stock certificate or book entry credit issued or entered in respect of the Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the World Fuel Services Corporation 2006 Omnibus Plan, as amended and restated, and a Restricted Stock Grant Agreement, as well as the terms and conditions of applicable law. Copies of such Plan and Agreement are on file at the offices of World Fuel Services Corporation.”
The stock certificates or book entry credits evidencing the shares of Restricted Stock and Remaining Shares (which shall also contain the legend set forth above) shall be held in the custody of the Company until the restrictions thereon shall have lapsed and, if requested by the Company, as a condition of receiving the Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to such Restricted Stock. The Company shall remove the legend set forth above from the stock certificates or book entry credits evidencing the Restricted Stock or Remaining

Shares upon the later of (i) vesting of the Restricted Stock pursuant to this Agreement and (ii) in the case of the Remaining Shares, the last day of the Restricted Period. If and when the shares of Restricted Stock or Remaining Shares (as applicable) are forfeited under the terms of this Agreement, the Company shall cancel the stock certificates or book entry credits related to such shares of Restricted Stock or Remaining Shares (as applicable). Notwithstanding the foregoing, the Company shall be entitled to hold the Restricted Stock until the Company shall have received from the Participant a duly executed Form W-9 or W-8, as applicable.
(b)          Adjustments. The number of shares of Restricted Stock and Remaining Shares are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of the Shares or the payment of a stock dividend on Shares, or any other increase or decrease in the number of Shares effected without receipt or payment of consideration by the Company.
5.            Rights with Respect to Shares of Restricted Stock.
(a)          Privileges of Ownership. Except following the Participant’s death, neither the Participant nor any of the Participant’s creditors or beneficiaries will have the right to subject the Restricted Stock or Remaining Shares to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hedge, exchange, attachment or garnishment or any similar transaction. The Participant shall be entitled to vote the shares of Restricted Stock and Remaining Shares prior to vesting.
(b)          Dividends.
(i)            Cash Dividends. As of each date on which the Company pays a cash dividend with respect to its Shares, the Company shall credit to a bookkeeping account (the “Cash Account”) for the Participant an amount equal to the cash dividends payable with respect to the shares of Restricted Stock, excluding any Restricted Stock which has been forfeited, as if those shares of Restricted Stock had been vested and transferable as of the dividend payment date. Upon the vesting of any shares of Restricted Stock hereunder, the Participant shall vest in and have the right to receive that portion of the Cash Account which relates to any such Restricted Stock. For the avoidance of doubt, the full portion of the Cash Account that relates to all Restricted Stock that becomes eligible to vest pursuant to Section 3(b)(iii)(A)(x) shall vest upon delivery of the Separation Agreement to the Company, without regard to the fact that a portion of such Cash Account relates to Shares that shall be Remaining Shares pursuant to Section 3(b)(iii)(B). Any cash dividends that are paid with respect to Remaining Shares following the Termination Date shall be held in the Cash Account and vest and be paid if and when the relevant Remaining Shares vest and become transferable. The value of the vested portion of the Participant’s Cash Account shall be distributable to the Participant no later than 30 days following the date on which such portion of the Cash Account vests. Upon forfeiture of any Restricted Stock or Remaining Shares, the portion of the Participant’s Cash Account that relates to such

Restricted Stock or Remaining Shares shall also be immediately forfeited, and the Participant shall be entitled to no further payments or benefits with respect thereto.
(ii)           Stock Dividends. Any additional Shares or other securities (“Additional Shares”) issued with respect to the unvested shares of Restricted Stock or Remaining Shares, as a result of a recapitalization, stock split, stock dividend or similar transaction, shall be held by the Company, added to any shares of Restricted Stock or Remaining Shares (as applicable) then held in the custody of the Company, and shall be earned, vest and become transferable at the same time as the shares of Restricted Stock or Remaining Shares (as applicable) giving rise to such Additional Shares.
6.            Registration Statement. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the shares of Restricted Stock under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement.
7.            Taxes; Potential Forfeiture.
(a)          Payment of Taxes. On or prior to the date on which any shares of Restricted Stock vest or the Participant’s vested Cash Account is paid, the Participant shall remit to the Company an amount sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes. No legends applicable pursuant to Section 4 hereof to any shares of Restricted Stock shall be removed upon vesting of such Restricted Stock, or any cash attributable to the Participant’s Cash Account shall be delivered or paid to the Participant, until the foregoing obligation has been satisfied.
(b)          Alternative Payment Methods and Company Rights. The Company may, at its option, permit the Participant to satisfy his or her obligations under this Section 7, by tendering to the Company a portion of the vested shares of Restricted Stock. In the event that the Participant fails to satisfy his or her obligations under this Section 7, the Participant agrees that the Company shall have the right to satisfy such obligations on the Participant’s behalf by taking any one or more of the following actions (such actions to be in addition to any other remedies available to the Company): (1) withholding payment of any fees or any other amounts payable to the Participant (2) selling all or a portion of the vested shares of Restricted Stock in the open market, or (3) withholding and canceling all or a portion of the vested shares of Restricted Stock. Any acquisition of vested shares of Restricted Stock by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement. The Participant agrees that the Company shall have the right to satisfy Federal, state, local and foreign withholding and other applicable taxes in respect of cash dividends payable on shares of Restricted Stock by withholding a portion of such cash dividends sufficient to satisfy such obligations. The tax consequences to the Participant (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof), Remaining Shares (including, without limitation, the forfeiture thereof) and cash dividends with respect to the Restricted Stock and Remaining Shares are the sole responsibility of the Participant.
(c)          Forfeiture for Failure to Pay Taxes. If and to the extent that (i) the Participant fails to satisfy his or her obligations under this Section 7 and (ii) the Company does not exercise its right to satisfy those obligations under the preceding paragraph with respect to any Restricted Stock or any portion of the vested Cash Account within 30 days after the date on which the shares of Restricted Stock otherwise would vest pursuant to Section 3 hereof or within 30 days after the date on which the vested Cash Account otherwise would be paid pursuant to Section 5(b) hereof, as applicable, the Participant immediately forfeits any rights with respect to the portion of the Restricted Stock or vested Cash Account to which such failure relates.
8.            No Effect on Employment. Except as otherwise provided in the Participant’s employment agreement, if any, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of such employment agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.
9.            Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.
10.          Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
11.          Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
12.          Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy, or question of interpretation arising under, out of, in connection with, or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.
13.          Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
14.          Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.
15.          Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
16.          Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Participant’s obligations hereunder.
17.          Compliance with Section 409A.
(a)          It is intended that the Restricted Stock awarded pursuant to this Agreement, any cash dividends paid with respect thereto and any rights to the Cash Account each be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Participant’s prior written consent if and to the extent that the Company believes that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A. If and to the extent that the Committee believes that the Restricted Stock, any cash dividends with respect thereto or any rights to the Cash Account may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in this Agreement (and/or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of the Participant, may amend this Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines necessary or appropriate to comply with applicable requirements of Section 409A of the Code.
(b)          If and to the extent required to comply with Section 409A of the Code:
(i)            The distribution of any of funds from the Cash Account may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in this Agreement at the date of the deferral of such compensation, or (y) a “change in the ownership or effective control” of the corporation, or in the “ownership of a substantial portion of the assets” of the corporation;
(ii)           The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and
(iii)          If the Participant is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to this Agreement.
(c)          Notwithstanding the foregoing, the Company does not make any representation to the Participant that the Restricted Stock awarded pursuant to this Agreement, any cash dividends paid with respect thereto or any rights to the Cash Account are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A of the Code, is deemed to violate any of the requirements of Section 409A of the Code.
18.          Unfunded Agreement. The rights of the Participant under this Agreement with respect to the Company’s obligation to distribute the value of the Participant’s vested Cash Account, if any, shall be unfunded and shall not be greater than the rights of an unsecured general creditor of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

WORLD FUEL SERVICES CORPORATION

By: /s/ Michael J. Kasbar
_________________________
Michael J. Kasbar
President & Chief Executive Officer

PARTICIPANT
By: /s/ John P. Rau
_________________________
John P. Rau

EXHIBIT “A” VESTING SCHEDULE

20% Shares of Restricted Stock shall vest if Participant remains continuously employed by the Company or a Subsidiary through and until the first (1) anniversary of the date of grant.

20% Shares of Restricted Stock shall vest if Participant remains continuously employed by the Company or a Subsidiary through and until the second (2) anniversary of the date of grant.

20% Shares of Restricted Stock shall vest if Participant remains continuously employed by the Company or a Subsidiary through and until the third (3) anniversary of the date of grant.

20% Shares of Restricted Stock shall vest if Participant remains continuously employed by the Company or a Subsidiary through and until the four (4) anniversary of the date of grant.

20% Shares of Restricted Stock shall vest if Participant remains continuously employed by the Company or a Subsidiary through and until the fifth (5) anniversary of the date of grant.